                                                                    EXHIBIT 10.6



                             LEASE AGREEMENT BETWEEN

                  BAY VILLA DEVELOPERS, INC., AS MANAGING AGENT

                      FOR RIVERSIDE PLAZA ASSOCIATES, INC.
                                   (LANDLORD)

                                       AND

                          FIRST NATIONAL BANK OF TAMPA
                                    (TENANT)

                                  LEASE INDEX

  #               ITEM                                                           PAGE
                  ----                                                           ----
   1              Definitions                                                    3
   2              Premises and Term                                              4
   3              Rent                                                           4
   4              Annual Escalator                                               5
   5              Operating Expense Adjustment                                   5
   6              Use of Premises                                                6
   7              Assignment and Subletting                                      6
   8              Access to Premises                                             6
   9              Landlord's Services                                            7
  10              Parking Areas                                                  7
  11              Leasehold Improvements                                         7
  12              Repairs and Maintenance                                        7
  13              Alterations and Improvements                                   8
  14              Indemnity                                                      8
  15              Damage by Fire or the Elements                                 8
  16              Building Rules and Regulations                                 9
  17              Eminent Domain                                                 9
  18              Signs and Advertising                                          9
  19              Default                                                        9
  20              Attorney's Fees                                               11
  21              Landlord's Lien                                               11
  22              Subordination                                                 11
  23              Quiet Enjoyment                                               11
  24              Security Deposit                                              12
  25              Mechanic's Liens                                              12
  26              Notices                                                       12
  27              Force Majeure                                                 13
  28              Separability                                                  13
  29              Holding Over                                                  13
  30              Relocation                                                    13
  31              Rent a Separate Covenant                                      13
  32              Joint and Several Liability                                   13
  33              Absence of Option                                             14
  34              Brokerage                                                     14
  35              Corporate Tenancy                                             14
  36              Statutorily Mandated Notification                             14
  37              Additional Items                                              14
                  Building Rules and Regulations                                16
                  Exhibit A - Plan Showing the Premises
                  Exhibit B - Rent Schedule
                  Exhibit C - Annual Escalator
                  Exhibit D - Renewal Options
                  Exhibit E - Drive-In Lane/Additional Area
                  Exhibit F - Additional Items

                                     LEASE

  THIS LEASE AGREEMENT ("Lease") is made this 29 day of JUNE, 1995 between the "Landlord" and "Tenant" hereafter set forth.

                                   WITNESSETH:

  1.     DEFINITIONS

  (a)    "Landlord":  BAY VILLA DEVELOPERS, INC., as Managing Agent for
                      RIVERSIDE PLAZA ASSOCIATES, INC.

         Address:     100 WEST KENNEDY BOULEVARD
                      SUITE 720
                      TAMPA, FLORIDA 33602

  (b)    "Tenant":    FIRST NATIONAL BANK OF TAMPA

         Address:     100 WEST KENNEDY BOULEVARD
                      SUITE 100
                      TAMPA, FLORIDA 33602

  (c)    "Premises":  Suites 100/850, consisting of approximately 4025/3395 square feet of net rentable area, as outlined in red on the attached Exhibit "A". The Premises are located on the 1st and 8th floor of the structure, hereinafter called the "Building" located at 100 WEST KENNEDY BOULEVARD, TAMPA, FLORIDA 33602.

  (d)    "Use of
         Premises":   Bank and Bank Offices

  (e)    "Commencement
         Date": The later of July 1, 1995 (the anticipated "Commencement Date"), or the date Landlord can deliver possession of the Premises. In the event Commencement Date is not delayed, this Lease shall expire on June 30, 2000

  (f)    "Term":      Not less than 60 months commencing on the Commencement
                      Date, this Lease to end on the last day of the 60th month after the Commencement Date.

  (g)    "Rent":      The sum of SEE RENT SCHEDULE - EXHIBIT B "RENT SCHEDULE"
                      plus applicable state tax on rents. Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable tax, shall be paid to Landlord, without deduction or offset, at its management office presently located at 100 WEST KENNEDY BOULEVARD, SUITE 720, TAMPA,
                      FLORIDA 33602, or at such other place as Landlord may hereafter specify in writing.

  (h)     "Security
          Deposit":  The sum of ZERO DOLLARS ($0.00).

  (i)     "Operating
          Expense
          Base": The greater of 1996 operating expenses or $6.00 per rentable square foot of Premises per annum.

  (j)     "Proportionate
          Share": Rentable areas in the Premises (7,420 square feet) divided by the rentable area in the Building (68,009 square feet) which equals 10.91 percent.

  (k)    "Parking":  Tenant shall be allocated 6 reserved parking spaces at the rate of $50.00 per space monthly, and 6 non-reserved parking spaces at the rate of $50.00 per space monthly.

         2. PREMISES AND TERM. Landlord, in consideration of the Rent hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby leases, lets and demises to Tenant and Tenant hereby leases and hires from Landlord, that certain space called the Premises as described above in Item 1, Section (c).

            If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event, there shall be an abatement of Rent covering the period between the anticipated Commencement Date and the time when Landlord can deliver possession, the date when Landlord can deliver possession being deemed to be the "Commencement Date" (Commencement
Date). The ending date of this Lease shall be extended for not less than an identical period of time that transpired between the anticipated Commencement Date and the date Landlord delivered possession (Commencement Date), it being the parties intent that this Lease have not less than a complete term as described and contemplated in Item 1, Section (f) above. To this end, if the actual Commencement Date is a day other than the first day of a particular month, the term of the Lease shall not expire until the last day of the last month of the proposed term as described in Item 1, Section (f). If the Commencement Date is other than the anticipated Commencement Date, the parties' representative shall execute a letter amendment to this Lease (which they are hereby authorized to do) whereby the Commencement Date and expiration date of this Lease will be specified. By occupying the Premises, Tenant shall be conclusively deemed to have accepted the Premises as complying fully with Landlord's covenants and obligations.

         3. RENT. Tenant covenants and agrees to pay, without deduction or offset, to Landlord, Rent for the Premises as described above in Item 1, Section
(g), on or before the first (1st) day of the first (1st) full calendar month of the term hereof and on or before the first (1st) day each and every successive calendar month thereafter during the full term of this Lease, subject to the adjustments as provided hereinafter along with applicable tax, at the then current rate. In the event the Commencement Date occurs on a day other than the first (1st) day of a calendar month, the first Rent payment shall be in the amount of the Rent for one (1) full calendar month plus the prorated Rent for the calendar month in which the term of this Lease commences, such payment to be due on the Commencement Date.

  Whenever under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Rent herein reserved, whether or not such sum is herein described as "Additional Rent" or a provision is made for the collection of said sum as "Additional Rent," said sum shall nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rent, and shall be collectible as such with the first installment of Rent thereafter falling due hereunder.

  If any part of the Rent is not paid within (10) days after it is due, Tenant shall pay Landlord the greater of: (a) a late charge of five percent (5%) of the amount due; or (b) interest at eighteen percent (18%) per annum, or the highest rate permitted by law, whichever is less, on the amount due from the due date until paid.

  4. ANNUAL ESCALATOR. (See Exhibit C Attached)

  5. OPERATING EXPENSE ADJUSTMENT. The parties each acknowledge that the Rent specified in Item 3 of the Lease does not provide for increases in operating expenses, real estate taxes and utility costs which may hereafter affect the Premises or the Building: accordingly, during the term of this Lease, and any renewals thereof, Tenant shall pay to Landlord, in addition to the Annual Escalator described in Item 4 hereof, in the form of Additional Rent (plus any applicable tax), its Proportionate Share of increased expenses over the base amount as defined in item 1, Section (i). (Should Tenant exercise any expansion option under the Lease, the foregoing proportionate share shall be adjusted accordingly).

  Within thirty (30) days after the first twelve (12) months of the term or such calendar year as may be selected, and each anniversary thereafter, Landlord shall deliver to Tenant a statement setting forth the amount of increases for the preceding twelve (12) month period, together with an invoice showing the amount due Landlord from Tenant under such increases. Tenant shall pay any increases over the base amount within (30) days from receipt of the statement and invoice, whether or not Tenant disputes the accuracy of such statement, Tenant reserving the right at its expense to audit Landlord's records in support of such statement.

  The term "Real Estate Taxes" shall mean the annual taxes and any special assessments or other charges levied against the real property of which the Premises are a part by any authority having the direct power so to tax, including any city, county, state or Federal government, or any school, agricultural, transportation or environmental control agency, lighting, drainage, or other improvement district thereof, and shall include the expense of contesting the amount or validity of any such taxes, charges or assessments. The term "Operating Expenses" shall include the annual expenses of Landlord for the operation and maintenance of the Premises and Building which are reasonable or customary for the operation of this type of Premises and Building, and shall include, but not be limited to, management salaries, maintenance and janitorial expense, administrative salaries, cost and fees insurance, security and landscaping. The term "Utility Costs" shall include Landlords' annual expenses for the operation and maintenance of the Building and the Premises with respect to utility charges for furnishing heat, air-conditioning, electricity, water, sewage, gas garbage removal, etc. If the final Lease year (to include renewals) during which escalation may occur shall contain less than twelve (12) months, the increase hereunder shall be prorated, the Tenant's obligation to pay such increase to survive the expiration of the Lease (and renewal) term.

  If the Landlord, in its sole discretion, in operating the Building chooses to install any energy or labor saving devices, equipment, fixtures or appliances to or in the Building that otherwise might be considered a capital expenditure, then the Landlord may depreciate the cost of the equipment or fixture into the Operating Expenses of the Building, including interest at a reasonable rate, all according to generally accepted accounting principles applied on a consistent basis.

  6. USE OF PREMISES. The Premises shall be used by Tenant as described in Item 1 Section (d) and for no other purposes without prior written consent of Landlord. Tenant will not use the Premises for the purpose of retail sales. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance upon the Building or any or its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy the or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose; nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises or commit or suffer to be committed any waste in, on, or about the Premises. Where and to the extent that the same would have competing financial services, Landlord shall not lease in the future during the term of this lease any space in the building to a bank, savings and loan, credit union, or other similar financial institution or entity. Except as expressly and strictly limited by the immediately preceding sentence, Landlord may lease space in the building as it wishes.

  7. ASSIGNMENT AND SUBLETTING. Tenant shall not assign the right of occupancy under this Lease or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which consent may not be unreasonably withheld. Tenant absolutely shall have no right of assignment or subletting if it is or has been in default of this Lease. Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Tenant shall continue to be liable for the performance of the terms, conditions and covenants of this Lease, including, but not limited to, the payment of Rent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. In the event of the transfer and assignment by Landlord of its interest in this Lease and/or sale of the Building containing the Premises, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. The provisions of
Item 26 shall be deemed amended to provide the correct names and addresses of the assignees or subtenant.

  8. ACCESS TO PREMISES. Landlord or its authorized agent or agents shall have the right to enter upon the Premises at all reasonable times for the purposes of inspecting the same, preventing waste, and making such repairs as Landlord may consider necessary (but without any obligation to do so except as expressly provided for herein), and during the last ninety (90) days of the Lease Term, showing the Premises to prospective tenants. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom (and Tenant is considered to have vacated the premises), Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of Rent or incurring liability to the Tenant for any compensation or offsets on Rent and charges owed and such acts shall have no effect upon this Lease.

  9. LANDLORD'S SERVICES. Landlord shall, at its expense, furnish the Premises with (i) electricity for routine lighting and the operation of general office machines such a typewriters, dictating equipment, desk model adding machines, and the like which use 110 volt electric power, (ii) heat and air conditioning during reasonable and usual business hours (exclusive of Saturday afternoons and Sundays and holidays) reasonably required for the occupation of the Premises, such heat and air conditioning to be provided by utilizing the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable for any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restrictions pertaining to the furnishing or use of such heat and air conditioning, (iii) elevator service, (iv) lighting replacement for Building standard lights, (v) toilet room supplies, (vi) daily janitor service during the time and in the manner that such janitor service is customarily furnished in office buildings in Tampa, Florida, (vii) water, and (viii) sewage. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rental herein set forth be abated by reason of installation, use, or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services when such failure or delay is caused by accident or any condition beyond reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish and such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty or observing and performing any of the provisions of this Lease. However, if Tenant is denied beneficial use of its office space for three (3) consecutive business days due to the failure of Landlord to provide above referenced services, rent shall be abated until beneficial use is restored.

  10. PARKING AREAS. Landlord shall keep and maintain parking areas in good condition. Landlord reserves the right to control the method, manner and time of parking in parking spaces.

  11. LEASEHOLD IMPROVEMENTS. Landlord shall make no improvements to the Premises. Tenant shall not make any alterations, additions or improvements in or to the Premises without first obtaining the written consent of the Landlord. Any improvements made by the Tenant shall become the property of the Landlord (excluding removable equipment, which upon removal, affected premises shall be returned to previous condition).

  12. REPAIRS AND MAINTENANCE. Landlord will, at is own cost and expense, except as may be provided elsewhere herein maintain and make necessary repairs of damage to the Building corridors, lobby, structural members (including the roof) of the Building, and equipment used to provide the services referred to in Item 9, unless any such damage is caused by acts or omissions of Tenant, its agents, customers, employees, or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Premises or the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above. Upon termination of this Lease, Tenant will surrender and deliver up the Premises to Landlord in the same condition in which it existed at the commencement of the Lease, excepting only ordinary wear and tear and damages arising from any cause not required to be repaired by Tenant. This Item 12 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Item 15 hereof shall apply) or damages resulting from an eminent domain taking (as to which Item 17 hereof shall apply).

  13. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions or improvements to the Premises without prior written approval of Landlord, unless Landlord is hired to do such alterations, additions or improvements. Such approval shall not be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises, if such alterations, additions, or improvements are normal for office use, do not adversely affect utility of the Premises for future tenants, do not alter the exterior of the Building, are not of a structural nature and are accompanied by prepayment or bond provisions or waivers by the contractor in form satisfactory to Landlord sufficient to protect the Building from claims of lien of any sort; otherwise, such approval may be withheld for any reason whatsoever. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and is not to interfere with the operation of the Building and shall, prior to commencement of the work, submit to Landlord copies of all necessary permits. Landlord reserves the right to have final approval of the contractors hired by Tenant. All alterations additions or improvements, whether temporary or permanent in character, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property and at the end of the term hereof shall remain in or upon the Premises without compensation to Tenant. If, however, Landlord shall request in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises, and will repair any damage caused by such removal. All of Tenant's furniture, movable trade fixtures and equipment (including removable equipment) may be removed by Tenant at the termination of the Lease, if Tenant so elects, and shall be so removed, if required by Landlord, and, if not so removed, shall, at the option of Landlord, become the property of Landlord.

  14. INDEMNITY. Landlord shall not be liable for and Tenant will indemnify and save Landlord harmless of and from all fines, suits, claims, demands, losses and actions (including attorney's fees) for any injury to person or damage to or loss of property on or about the Premises caused by negligence or misconduct or breach of the Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises or Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, wars, court order, requisition of other governmental body or authority, by other tenants of the Building or of any other matter beyond control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's negligence.

  15. DAMAGE BY FIRE OR THE ELEMENTS. In the event that the Building should be totally destroyed by fire, tornado or other casualty or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Landlord or Tenant may at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or other casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty. In the event the Building or the Premises should be damaged by fire, tornado, or other casualty covered by Landlord's insurance but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage, or if the damages should be more serious but neither Landlord nor Tenant elects to terminate this lease, then Landlord shall within thirty (30) days after the date of such damage commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the Building and/or the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by Tenant or other tenants within the Building or Premises. Landlord shall, unless such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees or invitees, allow Tenant a fair diminution of Rent during the time that the Premises is unfit for occupancy. In the event any mortgage, under a deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

  16. BUILDING RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the rules and regulations printed on or annexed to this Lease and all reasonable modifications of and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenant or occupant of the Building.

  17. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of eminent domain or private purchase in lieu thereof, then at Landlord's option, but not otherwise, the term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the Rental shall be adjusted as of the date of such termination.

  18. SIGNS AND ADVERTISING. Without the prior written consent of Landlord, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Premises or the Building.

  19. DEFAULT. Landlord, at its election, may exercise any one or more of the options referred to below upon the happening or at any time after the happening of any one or more of the following events, to-wit:

  (a) Tenant's failure to pay the Rental, Additional Rental, or any other sums payable hereunder for a period of three (3) days after written notice by Landlord;

  (b) Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building Rules and Regulations for a period of ten (10) days after written notice by Landlord (or in the case where immediate performance is not practical, commence to perform);

  (c) The bankruptcy of Tenant;

  (d) Tenant making assignment for the benefit of creditors;

  (e) A receiver or trustee being appointed for Tenant or a substantial portion of

      Tenant's assets;

  (f) Tenant's voluntary petitioning for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

  (g) Tenant's vacating or abandoning the Premises or attempting to mortgage or pledge its interest hereunder;

  (h) Tenant's interest under this Lease being sold under execution or other legal process;

  (i) Tenant's interest under this Lease being assigned by attempted subletting or by operation of law;

  (j) Any of the goods or chattels of Tenant used in or incident to the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of, of under authority of, any legal proceeding.

  In the event of any of the foregoing happenings, the Landlord, at its election, may exercise any one of more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or in subsequent times or action:

  (1) Terminated Tenant's right to possession under the Lease and reenter and retake possession of the Premises and relet or attempt to relet the Premises on behalf of Tenant at such Rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose or reducing Tenant's liability. Landlord shall not be deemed to have thereby accepted a surrender of the Premises, and Tenant shall remain liable for Rental, Additional Rental, or other sums due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of the Lease.

  (2) Declare this Lease to be terminated, ended and null and void, and reenter upon and take possession of the Premises whereupon all right, title and interest of the Tenant in the Premises shall end.

  (3) Accelerate and declare the entire remaining unpaid Rental and Additional Rental for the balance of this Lease to be immediately due and payable forthwith, and may, at once, take legal action to recover and collect the same.

  No reentry or retaking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Landlord's acceptance of Rent or Additional Rent following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of the terms, provisions, and covenants herein contained. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession.

  The parties hereto shall, and they do hereby, waive trial by Jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or Building, and/or claim or injury or damage. In the event Landlord commences any proceedings for nonpayment of rent (of any nature whatsoever) or additional moneys due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings (except as required by Florida law). The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in Hillsborough County, Florida.

  Time is of the essence of this Lease; and in case Tenant shall fail to perform the covenants on its part to be performed at the time fixed for the performance of such respective covenants by the provisions of this Lease, Landlord may declare Tenant to be in default of such Lease.

  20. ATTORNEY'S FEES. In the event it shall become necessary for Landlord at any time to institute any legal action or proceedings of any nature for the enforcement of this Lease, or any of the provisions hereof, or to employ an attorney therefore, the non-prevailing party agrees to pay all court costs and reasonable attorney's fees incurred by the prevailing party.

  21. LANDLORD'S LIEN. Landlord shall have the statutory Landlord's Lien rights.

  22. SUBORDINATION. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of trust, master leases, security interest or mortgages which might now or hereafter constitute a lien upon the Building or improvements therein or on the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purposes of confirmation, at any time hereafter, on demand, in the form(s) prescribed by Landlord, execute any instruments, estoppel certificates, releases or other documents that may be requested or required by any holder of any superior interest for the purposes of subjecting and subordinating this Lease to the lien of any such deed of trust, master lease, security interest, mortgage, or superior interest. Tenant hereby appoints Landlord attorney in fact, irrevocably, to execute and deliver any such instrument of document for Tenant should Tenant fail or refuse to do so.

  23. QUIET ENJOYMENT. Provided Tenant performs all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rental and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises against Landlord and all persons claiming by, through or under Landlord, for the term herein described, subject to the provisions and conditions of this Lease, except as in Item 22 above.

  24. SECURITY DEPOSIT. Tenant, concurrently with the execution of this Lease, has deposited with the Landlord a Security Deposit as described in Item 1, Section (h), the receipt of which is thereby acknowledged, which sum shall be retained by Landlord as a Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rent or Additional Rent, or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy, use such deposit to the extent necessary to make good any arrearages of Rent, Additional Rent and any other damage, injury, expense of liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand, the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon expiration of this Lease. If Landlord transfers its ownership interest in the Building during the Lease term, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

  25. MECHANICS' LIENS. Tenant is prohibited from, and agrees not to, make alterations in the premises, and Tenant will not permit any mechanics' lien or liens to be placed upon the Premises or the Building or improvements thereon during the term hereof caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant, and in the case of the filing any such lien Tenant will promptly pay same. If default in payment thereof shall continue for ten (10) days after written notice thereof from Landlord to Tenant, Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from Tenant to Landlord and shall be repaid to Landlord immediately on rendition of a bill thereof, together with interest per annum at the maximum rate permitted by law until repaid, and if not so paid within ten (10) days of the rendition of such bill shall constitute default under Item 18 hereof.

  26. NOTICES. Any notice of document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or
(b) signed for or "refused" as indicated on the postal service return receipt. Delivery may be by personal delivery or by United States mail, postage pre-paid, certified or registered mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

  Landlord:        Riverside Plaza Associates, Inc.
                   c/o Bay Villa Developers, Inc.
                   100 West Kennedy Boulevard, Suite 720
                   Tampa, Florida 33602

  Tenant:          First National Bank of Tampa
                   100 West Kennedy Boulevard, Suite 100
                   Tampa, Florida 33602

  27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riot, acts of God, shortages or labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord.

  28. SEPARABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

  29. HOLDING OVER. The failure of Tenant to surrender the Premises on the date provided herein for the termination of the term of this Lease (or at the time the Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at 150% the Rental payable at the time of the date provided herein for the termination of this Lease. This provision does not give Tenant any right to hold over at the expiration of the term of this Lease, and shall not be deemed, the parties agree, to be a renewal of the Lease term, either by operation of law of otherwise.

  30. RELOCATION. (intentionally omitted)

  31. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of rentals and other charges provided in this Lease, it being agreed that the obligations of Landlord hereunder are independent of Tenant's obligations. In this regard it is specifically understood and agreed that in the event Landlord commences any proceeding against Tenant for non-payments of rentals or any other such sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings (except as required by Florida law); and in the event that Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant.

  32. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporation, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, be virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

  33. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

  34. BROKERAGE COMMISSION. Tenant warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease and agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney's fees.

  35. CORPORATE TENANCY. If Tenant is a corporation, the undersigned office of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature hereto.

  36. STATUTORILY MANDATED NOTIFICATION. As required by F.S. 404.056 (8), Landlord notifies Tenant as follows: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

  37. ADDITIONAL ITEMS. Landlord reserves the right to establish an "after hours" usage charge (not to exceed $15 per hour) for HVAC operation at any time in the future that Landlord perceives an abuse of the no charge scenario. The building operating hours are 8:00 AM - 6:00 PM weekdays and 9:00 AM - 1:00 PM on Saturday.

  IN WITNESS WHEREOF, the undersigned authority has hereto executed this Lease, the 29 day of JUNE, A.D. 1995.

Signed, sealed and delivered
in the presence of:                         Tenant: FIRST NATIONAL BANK OF TAMPA


/s/ Cheryl Conner                           /s/ Jack McMullen, President
----------------------------------          ------------------------------------
WITNESS  Cheryl Conner                      BY:

/s/ Holly J. Coats
----------------------------------
WITNESS    Holly J. Coats


                                            Landlord:  RIVERSIDE PLAZA
                                                       ASSOCIATES, INC.

/s/ Cheryl Conner                           /s/ Daniel B. Howell
----------------------------------          ------------------------------------
WITNESS  Cheryl Conner                      BY: Daniel B. Howell
                                                President
                                                Bay Villa Developers, Inc.
                                                as managing agent


/s/ Holly J. Coats
----------------------------------
WITNESS  Holly J. Coats

                            FIRST AMENDMENT OF LEASE

  THIS AMENDMENT OF LEASE ("Amendment") made this 16th day of December, 1996, by and between BAY VILLA DEVELOPERS, INC., as managing agent for Riverside Plaza Associates, Inc., with its principal place of business at 100 West Kennedy Boulevard, Suite 720, Tampa, Florida, hereinafter referred to as "Landlord" and FIRST NATIONAL BANK OF TAMPA, hereinafter referred to as "Tenant".

                                  WITNESSETH:

  WHEREAS, by Lease Agreement ("the Lease") dated June 29, 1985, Landlord leased to Tenant certain Premises in First National Plaza ("the Building"), located at 100 West Kennedy Boulevard, Tampa, Florida; and,

  WHEREAS, the parties desire to enter into a new agreement amending certain of the provisions of the lease and all subsequent amendments, but to otherwise continue the Lease in full force and effect, and,

  WHEREAS, Tenant warrants that Tenant has accepted and is now in possession of the leased premises having approximately 7420 rentable square feet and that the Lease is valid and currently in full force and effect.

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree to amend the Lease as follows:

  1. Tenant now desires to lease additional Premises along with the existing Premises not leased by it; which additional Premises consists of approximately 967 new rentable square feet.

  2. The Premises shall then be modified to consist of approximately 8387 net leasable square feet, such space outlined in the attached Exhibits A, A-1, and A-2 expressly made a part hereof.

  3. The Rent Schedule, Exhibit B, in the original lease shall govern the rent payable for the additional premises. There shall be additional rental due for the new 967 rentable square feet, based on the period and square foot rental rate and shall be subject to applicable Florida State Sales tax.

  4. Landlord shall make modifications to the additional premises as directed by Tenant. Tenant shall be responsible to make payment to Landlord for the cost of the modifications plus 20%. A full accounting of costs shall be delivered to Tenant with the request for payment (cost for these purposes shall include Landlord personnel at their current billing rates).

  5. Tenant shall be allocated 1 reserved parking space at the rate of $50.00 per month.

6. Except as expressly provided herein, the terms & provisions of the Lease dated June 29, 1995 are hereby notified and confirmed in all respects & shall remain in full force & effect.

        IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year set forth above.

                                                TENANT:

                                                FIRST NATIONAL BANK OF TAMPA.

/s/ T. Edwin Stinson, Jr.                       /s/ Jack McMullen, President
----------------------------                    --------------------------------
Witness                                         By: Jack McMullen, President

                                                LANDLORD:

                                                RIVERSIDE PLAZA ASSOCIATES, INC.


/s/ Cheryl Conner                               /s/ Daniel B. Howell
----------------------------                    --------------------------------
Witness                                         By:  Daniel B. Howell, President
                                                     Bay Villa Developers, Inc.
                                                     as managing agent